Exhibit 3.2

COMPANY NUMBER: 9062478

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

OM ASSET MANAGEMENT PLC

i

CONTENTS

(continued)

ii

COMPANY NUMBER: 9062478

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

OM Asset Management plc

(adopted by special resolution passed on [•] 2014)

PRELIMINARY

1              This document comprises the Articles of Association of the Company and no regulations set out in any statute or statutory instrument concerning companies shall apply as Articles of Association of the Company.

2              In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;

address means in relation to electronic communications, any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;

Articles means these articles of association, as amended from time to time by special resolution;

auditors means the auditors for the time being of the Company;

the board means the directors or any of them acting as the board of directors of the Company from time to time;

Business Day means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York, New York or in the United Kingdom are authorised or obligated by law or executive order to close;

certificated share means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company’s website means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;

Depositary means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other individuals;

director means a director of the Company for the time being, and includes any person occupying the position of director, by whatever name called;

dividend means dividend or bonus;

electronic communication has the same meaning as provided in section 15 of the Electronic Communications Act;

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time);

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange Act means the United States Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder;

First Threshold Date means the first date on which the Parent ceases to beneficially own, directly or indirectly, at least 35% of the outstanding shares in the Company;

holder in relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share;

Independent Director means a director who is both (i) a NYSE Independent Director, and (ii) in the case of any appointment to the audit committee of the Company, “independent” for the purposes of Rule 10A-3(b)(1) under the Exchange Act;

in electronic form means a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section;

Majority Holder Date means the first date on which the Parent ceases to beneficially own, directly or indirectly, more than 50% of the outstanding shares in the Company;

member means a member of the Company;

NYSE means the New York Stock Exchange;

NYSE Independent Director means a director who is “independent” within the meaning of, and determined by the board in accordance with, Rule 303A.02 of the NYSE Manual;

NYSE Manual means the Listed Company Manual of NYSE, as amended;

office means the registered office for the time being of the Company;

OMGUK means OM Group (UK) Limited;

OM plc means Old Mutual plc;

Operator means a person approved under the Regulations as operator of a Relevant System;

ordinary resolution has the meaning given in section 282 of the Act;

paid means paid or credited as paid;

Parent means: (i) OM plc, (ii) any member of the OM Group (as defined in the Shareholder Agreement), and (iii) any person to whom OM plc’s and OMGUK’s rights may be assigned in accordance with Section 9.15(b) of the Shareholder Agreement;

Parent Director means a director appointed by the Parent pursuant to its appointment rights set out in Articles [142] to [145] hereof, and “Parent Directors” shall be construed accordingly;

recognised person means a clearing agency or clearing house registered with the SEC, or a recognised clearing house acting in relation to a recognised investment exchange, or a nominee of a recognised clearing house acting in that way, or a nominee of the aforementioned;

Register means the register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001 No. 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);

Relevant System means any computer based system, and procedures, permitted by the Regulations, which enable title in units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

SEC means the United States Securities and Exchange Commission;

Second Threshold Date means the date on which the Parent ceases to beneficially own, directly or indirectly, at least 20% of the outstanding shares in the Company;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

Shareholder Agreement means the shareholder agreement entered into on or about the date of adoption of these Articles between the Company, the Parent and OMGUK;

Shareholder Information means notices, documentation or information which the Company wishes or is required to communicate to shareholders including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;

shares means the ordinary shares of [US$[•]] each in the capital of the Company;

special resolution has the meaning given to it in section 283 of the Act;

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act);

Third Threshold Date means the date on which the Parent ceases to beneficially own, directly or indirectly, at least 7% of the outstanding shares in the Company;

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the Relevant System concerned);

uncertificated share means in relation to any share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System;

United Kingdom means Great Britain and Northern Ireland; and

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act.

3              References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent,

supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to “outstanding shares in the Company” shall not include shares held by the Company in treasury.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and vice versa, and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Statutes have the same meaning as in the Statutes (but excluding any modification of the Statutes not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

4              The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5              Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such special rights or restrictions (whether in regard to dividend, return of capital, voting or otherwise) as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

6              The board may permit the holding of shares in any class of shares in uncertificated form.

7              Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

8              Where the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles:

(a)                                 to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b)                                 to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

9              The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed 551 period.

10           The board is empowered for each prescribed 561 period to allot equity securities for cash pursuant to the authority conferred by Article [9] as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article [10] applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article [10] the words “pursuant to the authority conferred by Article [9]” were omitted.

11           The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article [9] or a power given pursuant to Article [10] has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

12           In this Article [12] and Articles [9, 10 and 11]:

prescribed 551 period means any period for which the authority conferred by Article [9] is given by ordinary or special resolution stating the section 551 amount (which may by the same as the prescribed 561 period)

prescribed 561 period means any period for which the power conferred by Article [10] is given by special resolution stating the section 561 amount (which may by the same as the prescribed 551 period);

section 551 amount means, for any prescribed 551 period, the amount stated as such in the relevant ordinary resolution; and

section 561 amount means, for any prescribed 561 period, the amount stated as such in the relevant special resolution.

13           The directors shall be generally and unconditionally authorised pursuant to section 551 of the Act to:

(a)                                 allot shares in the Company, and to grant rights to subscribe for or to convert any security into Shares in the Company, up to [•] shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)                                 make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article [13] and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

14           The directors shall be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities (as defined in the Act) for cash, pursuant to the authorities conferred by Article [13] of these Articles as if section 561(1) of the Act did not apply to the allotment. This power:

(a)                                 expires (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(b)                                 shall be limited to the allotment of equity securities up to [•] shares.

This Article applies in relation to a sale of Shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in the first paragraph of the words “pursuant to the authorities conferred by Article [13]” were omitted.

15           Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable Shares, the provisions of Article [16], all shares for the time being in the capital of the Company (whether forming part of the original or any increased capital) and all (if any) shares in the Company lawfully held by or on behalf of it shall be at the disposal of the board which may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit.

16           Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares, provided that it does so before the shares are allotted.

17           The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

18           Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

19           The Company may give financial assistance for the acquisition of shares by the Company to the extent that it is not restricted by the Statutes.

VARIATION OF RIGHTS

20           Subject to the provisions of the Statutes, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)                                 with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)                                 with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

21           For the purposes of Article [20], if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)                                the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)                                 the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

22           Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in substantially all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by any purchase by the Company of its own shares.

SHARES IN UNCERTIFICATED FORM

23           The directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles [24] and [25] shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of shares concerned to be a participating security.

24           In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)                                 the holding of shares of that class in uncertificated form;

(b)                                 the transfer of title to shares of the class by means of a Relevant System; or

(c)                                  the Regulations,

and, without prejudice to the generality of this Article [24], no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of shares of that class in uncertificated form.

25           Without prejudice to the generality of Article [24] and notwithstanding anything contained in these Articles where any class of shares is, for the time being, a participating security (such class being referred to in these Articles as the Relevant Class):

(a)                                 shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(b)                                unless the board otherwise determines, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c)                                  shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

(d)                                 title to shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Article [51] shall not apply in respect of such shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred;

(e)                                  the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;

(f)                                   the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and

(g)                                  Articles [28] to [32] shall not apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.

26           If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share then, subject to these Articles and the Statutes, such entitlement shall include the right of the board to:

(a)                                 require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for so long as the board requires;

(b)                                 appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be effective as if they had been taken by the registered holder of that share; and

(c)                                  take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise enforce a lien in respect of that share.

27           The Company shall be entitled to assume that the entries of any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant register of securities held by the Operator are a complete and accurate reproduction of the particulars entered into the register of securities held by the Operator and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption, and, in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant register of securities (as so maintained and reconciled).

SHARE CERTIFICATES

28           Subject to these Articles and the provisions of the Regulations, every member (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate), on becoming the holder of a share shall be entitled, except as provided by the Statutes, without payment, to one certificate for all the shares of each class held by him (and, on transferring a part of his holding of shares of any class, to a certificate for the balance of his holding of shares).  Each member may elect to receive one or more additional certificates for any of his shares if he pays a reasonable sum determined from time to time by the board for every certificate after the first.

29           Every certificate shall:

(a)                                 be executed by the Company in such manner as the board, having regard to the Statutes,  may approve; and

(b)                                 specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the nominal value of and the amount paid up on the shares.

30           The board may by resolution decide, either generally or in particular case or cases, that any signatures or any certificates for shares or any other form of security issued at any time by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

31           The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

32           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

33           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article [33]. The Company’s lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

34           The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice in writing has been sent to the holder of the share in question, or to the person entitled to it by transmission, demanding payment of the sum presently payable and stating that if the notice is not complied with the share may be sold.

35           To give effect to any such sale, the board may authorise such person as it directs to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article [8] to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

36           The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any monies not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

37           Subject to the terms of allotment of any shares, the board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

38           A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

39           The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

40           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is actually paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.  No dividend or other payment or distribution in respect of any such share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share so long as any such sum or any interest or expenses payable in accordance with this Article [40] in relation thereto remains due.

41           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

42           Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

43           The board may, if it thinks fit, receive from any member all or any part of the monies uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the monies so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

44           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

45           If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the Register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture, which shall be deemed to occur at the time of the passing of the relevant board resolution. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

46           Subject to the provisions of the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article [8]. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

47           A person, any of whose shares have been forfeited, shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

48           The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

49           The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited or surrendered and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

50           A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer, if necessary) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

51           Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, an instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

52           The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

53           The board may also refuse to register the transfer of a share:

(a)                                 unless the instrument of transfer:

(i)                                     is lodged, duly stamped (if the Statutes so require), at the office or at another place appointed by the board, accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer; and

(ii)                                  is in respect of only one class of shares, or is in favour of not more than four transferees;

(b)                                 if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article [34]; or

(c)                                  if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

54           If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

55           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

56           The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is sent.

57           For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Statutes provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of the NYSE to regulate the transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the board or the Operator of any Relevant System of the registration of those transfers.

TRANSMISSION OF SHARES

58           If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him solely or jointly with other persons.

59           A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement reasonably required by the board and subject to these Articles, elect either to be registered as the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder, he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

60           The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with

61           A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article [59], have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article [242]. That person may give a discharge for all dividends and other monies payable in respect of the share, but he shall not, (except with the authority of the board), before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

62           The Company may by ordinary resolution alter its share capital in accordance with the Act.

63           All shares created by increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

64           Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit, and, in particular, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form, the board may authorise a person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

PURCHASE OF OWN SHARES

65           On any purchase by the Company of its own shares, neither the Company nor the board shall be required to select the shares to be purchased rateably or in any manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

GENERAL MEETINGS

66           The Company shall hold general meetings as annual general meetings in accordance with the requirements of the Statutes.  The annual general meeting shall be held at such time and place as the board may appoint.

67           All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)                                 the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b)                                 all votes shall be taken on a poll; and

(c)                                  each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

68           The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Statutes, the board shall promptly convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

69           An annual general meeting shall be called by not less than 21 clear days’ notice in writing and no more than 60 days’ notice in writing. Subject to the provisions of the Statutes, all other general meetings may be called by not less than 14 clear days’ notice in writing and no more than 60 days’ notice in writing.

70           Subject to the provisions of the Statutes, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

71           Subject to the provisions of the Statutes, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article [74], which shall be identified as such in the notice), and the general nature of the business to be dealt with and shall state, with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies, to attend, to speak and to vote instead of him and that a proxy need not be a member.

72           In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall include the text of the resolution and shall specify the intention to propose the resolution as a special resolution.

73           The notice shall include details of any arrangements made for the purpose of Article [76] (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

74           The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)                                 participate in the business for which the meeting has been convened;

(b)                                 hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)                                  be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

75           If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article [74], then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article [89] shall apply to that adjournment.

76           The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

77           The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article [75] (including without limitation the issue of tickets or the imposition of some other means of selection) which it, its absolute discretion, considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article [75]. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

78           If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article [74] applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article [74] applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article [74] applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)                                 no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)                                 a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article [131(a)] or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article [131(b)].

For the purposes of this Article [78], public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

79           For the purposes of Articles [74, 75, 76, 77 and 78], the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

80           The accidental omission to send a notice of a meeting or resolution, or to send any omission to send notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

81           The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

82           The chairman of each general meeting of the Company may take such action as he considers appropriate to permit the orderly conduct of the business of the meeting as set out in the notice of the meeting and the chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

83           The board may postpone a general meeting if it deems it necessary to do so.  Notice of such postponement shall be given in accordance with these Articles.

PROCEEDINGS AT GENERAL MEETINGS

84           No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two persons present in person being either members or representatives (in the case of a corporate member) or proxies appointed by members in relation to the meeting and entitled to vote shall be a quorum for all purposes.

85           If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place (being not less than 14 days nor more than 28 days thereafter) as the chairman of the meeting may, subject to the provisions of the Statutes, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

86           The chairman, if any, of the board or, in his absence, any deputy chairman of the Company shall preside as chairman of the meeting. If neither the chairman nor the deputy chairman is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

87           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.  Subject to the Statutes, the chairman may invite any person to attend and speak at general meetings of the Company from whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the chairman may invite any person who has been nominated by a member of the Company (provided that the chairman is satisfied that at such time as the chairman may determine, the member holds any shares in the Company as such person’s nominee) to attend and, if the chairman considers it appropriate, to speak at general meetings.

88           Without prejudice to any other power of adjournment which he may have under these Articles or at common law, the chairman:

(a)                                 may adjourn a meeting from time to time and from place to place without giving any reason therefore and without notice other than announcement at the meeting;

(b)                                 shall, if so directed by a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place; or

(c)                                  may adjourn the meeting to another time and place if it appears to him that:

(i)                                     it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(ii)                                  the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)                               an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, including where the chairman determines that proper conduct requires an adjournment to enable time for consideration of new information, and each of paragraphs (a), (b) and (c) above shall constitute a separate power to adjourn and no such paragraph shall limit or restrict the power contained in another such paragraph.

89           No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. Any such adjournment may, subject to the provisions of the Statutes, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article [131] or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article [131(a)]. When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article [74] applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

90           If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)                                 at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose and such notice of amendment shall provide the information required under Article [95] relating to the proposing member or Shareholder Associated Person of such a member as if the notice was of a resolution proposed by such member in accordance with that Article; and

(b)                                 the proposed amendment does not, in the reasonable opinion of the chairman, materially alter the scope of the resolution.

91           A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

92           Subject to Article [93], a poll shall be taken in such manner as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

93           A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than 28 days after the meeting.

94           Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER RESOLUTIONS

95                                  Where a member or members, in accordance with the provisions of the Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Statutes:

(a)                                 set forth, as to the member making the request and any Shareholder Associated Person of such member:

(i)                                     the name and address of such member, as they appear in the register, and of such Shareholder Associated Person, if any,

(ii)

(A)                               the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member and by any Shareholder Associated Person,

(B)                               any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise directly or indirectly owned beneficially by such member or by any of its Shareholder Associated Persons and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such member or Shareholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (z) such person may have entered into other transactions to hedge the economic effect of such interest (any such interest in this clause (ii)(B) (a Derivative Instrument),

(C)                               the name of each person with whom such member or Shareholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any shares of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Shareholder Associated Person with respect to any shares of the Company or any business proposed by the member or (4) otherwise in connection with any business proposed by a member and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (C) being a Voting Agreement),

(D)                               details of all other material interests of each such member or any Shareholder Associated Person of such member in such request or any security of the Company (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, Other Interests),

(E)                                a list of all transactions by such member and any Shareholder Associated Person of such member involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the request,

(F)                                 any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member or any Shareholder Associated Person of such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(G)                               any performance-related fees (other than an asset-based fee) that such member or any Shareholder Associated Person of such member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such request, including without limitation any such interests held by the immediate family of such member or any Shareholder Associated Person of such member sharing the same household (which information shall be supplemented by such member and any Shareholder Associated Person of such member not later than ten days after the record date for the meeting to disclose such ownership as of the record date),

(H)                              a description of all economic terms of all of the foregoing items, including all Derivative Instruments, Voting Agreements or Other Interests, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Derivative Instruments, Voting Agreements or Other Interests,

(I)                                   a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and

(J)                                   a representation as to whether the member or any Shareholder Associated Person of such member intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from shareholders in support of such proposal,

(iii)                               any other information relating to such member and any Shareholder Associated Person of such member that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(b)                                 if the request relates to any business that the member proposes to bring before the meeting, set forth:

(i)                                     a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and, in the event that such business includes a proposal to amend these Articles, the complete text of the proposed amendment and any material interest of such member or any Shareholder Associated Person of such member in such business (including any anticipated benefit therefrom to the member or Shareholder Associated Person of such member), and

(ii)                                  a description of all agreements, arrangements and understandings (whether written or oral) between such member or any Shareholder Associated Person of such member and any other person or persons (including their names) in connection with the request by such member,

(c)                                  set forth, as to each person, if any, whom the member proposes to nominate for appointment or reappointment to the board as a result of any such request:

(i)                                     all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(ii)                                  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member or any Shareholder Associated Person of such member, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U S Securities Exchange Commission under the Exchange Act if the member making the nomination and any Shareholder Associated Person of such member on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and

(d)                                 with respect to each nominee for appointment or reappointment to the board, the Company may require any proposed nominee for appointment to the board to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee, and

(e)                                  set forth, to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request; and

such business must otherwise be a proper matter for member action.

For purposes of this Article [95], a Shareholder Associated Person of any member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such member, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Subject to the provisions of these Articles, only such persons who are nominated by or at the direction of the board or in compliance with the procedures set forth in this Article [95] or a Parent Director shall be eligible to serve as directors and only such business shall be conducted at a general meeting as shall have been brought before the meeting by or at the direction of the board or pursuant to a member request that complies with the procedures set forth in this Article [95].

Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a member request (other than any such request by Parent) was made in compliance with the procedures set forth in this Article [95] and, if any request is not in compliance with this Article [95], to declare that such defective request shall be disregarded.

To be eligible to be a nominee for appointment or reappointment as a director (other than a Parent Director) of the Company pursuant to a proposal made by a member or members pursuant to this Article [95], a person must deliver (in accordance with the time periods prescribed for delivery of request set forth in this Article [95]) to the secretary at the office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(a)                                 is not and will not become a party to:

(i)                                     any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a director of the Company, will act or vote on any issue or question (a Voting Commitment) that has not been disclosed to the Company, or

(ii)                                  any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a director of the Company, with such person’s fiduciary duties under applicable law,

(b)                                 is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,

(c)                                  in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and any other policies and guidelines of the Company applicable to directors or adopted by the board (such policies and guidelines to be made available to such person by the secretary on request), and

(d)                                 irrevocably submits his or her resignation as a director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

For the purpose of Article [95], where a request(s) in respect of a general meeting are made by more than one member, references to a member in relation to notice and other information requirements shall apply to each member, respectively, as the context requires.

96                                  If a request made in accordance with Article [95] does not include the information specified in that Article, or if a request made in accordance with Article [95] is not received in the time and manner indicated in Article [97], in respect of the shares which the relevant member(s) hold (the member default shares), the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article [95].

97                                  Without prejudice the rights of any member under the Act, a member who makes a request to which Article [95] relates, must deliver any such request in writing to the secretary at the Company’s registered office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting, and (ii) if the first public announcement of the date of such annual general meeting is less than 100 days prior to the date of the meeting, the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article [97].

For the purposes of the annual general meeting of the Company to be held in 2015, references in this Article [97] to the Company’s “preceding year’s annual general meeting” shall be construed as references to the annual general meeting of the Company held in 2014 or, if no such meeting is held, then such references shall be construed as references to the 2014 annual general meeting of the Parent.

Notwithstanding anything in the foregoing provisions of this Article [97] to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article [97] shall also be considered as validly delivered in accordance with Article [97], but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company’s registered office not later than 5:00 pm, local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

For purposes of this Article [97], public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U S Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of Article [95] or Article [96] or the foregoing provisions of this Article [97], a member shall also comply with all applicable requirements of the Statutes and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article [95] or Article [96] and this Article [97] provided, however, that any references in the Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Articles applicable to member requests. Nothing in Article [95] or Article [96] or this Article [97] shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

VOTES OF MEMBERS

98                                  Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

99                                  In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

100                           A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

101                           No member shall, unless the board otherwise determines, be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all monies presently payable by him in respect of that share have been paid.

102                           If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement or given information which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)                                 in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)                                 in respect of the default shares:

(i)                                     no payment shall be made by way of dividend or distribution (or any other amount payable in respect of the default shares) and the Company shall not be required to pay interest in respect of any such amounts not paid;

(ii)                                  no transfer of any default share shall be registered unless:

(A)                               the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer and that none of the shares the subject of the transfer are default shares; or

(B)                               the transfer is an approved transfer; and/or

(iii)                               in respect of any shares held in uncertificated form, such shares be converted into certificated form (and the board shall be entitled to direct the Operator of any Relevant System applicable to those shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the board),

(and, for the purposes of ensuring this Article [102(b)] can apply to all shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any shares held by the holder in uncertificated form).

103                           The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

104                           Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)                                 a notice of an approved transfer, but only in relation to the shares transferred; or

(b)                                 all the information required by the relevant section 793 notice, in a form satisfactory to the board and with the board being reasonably satisfied that such information is complete and accurate.

105                           The board may at any time withdraw a direction notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a withdrawal notice).

106                           Unless and until a withdrawal notice is duly served in relation thereto or a direction notice in relation thereto is deemed to have been withdrawn, suspended or varied or the shares to which a direction notice relates are transferred by means of an approved transfer, the sanctions referred to in Article [102] shall continue to apply.

107                           The Company may exercise any of its powers under Article [8] in respect of any default share that is held in uncertificated form.

108                           For the purposes of this Article [108] and Articles [102 to 107]:

(a)                                 a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which names such person as being so interested or if the Company (after taking into account information obtained from the member and from any other relevant section 793 notification) knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)                                 “interested” shall be construed as it is for the purposes of section 793 of the Act;

(c)                                  the prescribed period is 14 days from the date of service of the section 793 notice; and

(d)                                 a transfer of shares is an approved transfer if:

(i)                                     it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)                                  the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)                               the transfer results from a sale made through NYSE or any other recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

109                           Nothing contained in Articles [102 to 108] limits the power of the Company under section 794 of the Act.

110                           If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

111                           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

112                           On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

NOTIFICATION OF INTERESTS IN SHARES

113                           For the purposes of Article [114] through Article [126]:

(a)                                 Relevant Share Capital means any class of the Company’s issued share capital carrying rights to vote in all circumstances at general meetings of the Company; and for the avoidance of doubt (a) where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to each such class taken separately and (b) any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Article in relation to interests in those or any other shares; and

(b)                                 interested shall be construed as it is for the purposes of section 793 of the Act.

114                           The provisions of Article [113 through Article 126] are in addition to and separate from any other rights or obligations arising at law or otherwise.

115                           A member other than a depositary holding Relevant Share Capital for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form shall notify the Company of his interests (if any) in Relevant Share Capital if:

(a)                                 he has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)                                 he had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

(c)                                  he had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

116                           A member other than a depositary holding Relevant Share Capital (i) for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form or (ii) on behalf of the Parent shall, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in the Relevant Share Capital of which he is the registered holder (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such person makes notification of his interests to the Company) if:

(a)                                 such person has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)                                 such person had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

(c)                                  such person had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

117                           The expression percentage level in Article [115(c)] and [116(c)], means the percentage figure found by expressing the aggregate nominal value of all the shares comprised in the Relevant Share Capital concerned in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the aggregate nominal value of that Relevant Share Capital and rounding that figure down, if it is not a whole number, to the next whole number. Where the aggregate nominal value of the Relevant Share Capital is greater immediately after the relevant time than it was immediately before, the percentage level of the person’s interest immediately before (as well as immediately after) that time shall be determined by reference to the larger amount.

118                           For the purposes of Article [115], [116] and [117]:

(a)                                 relevant time means:

(i)                                     the time at which:

(A)                               a person acquires an interest in shares comprised in Relevant Share Capital; or

(B)                               a person ceases to be interested in shares comprised in Relevant Share Capital; or

(C)                               another change of circumstances affecting facts relevant to the application of this Article occurs,

in each case provided that the person is aware of such acquisition, cessation or change in circumstances at the time it occurs; and

(ii)                                  where a person is not so aware, the time at which:

(A)                               that person becomes aware that he has acquired an interest in shares comprised in Relevant Share Capital; or

(B)                               that person becomes aware that he has ceased to be interested in shares comprised in Relevant Share Capital; or

(C)                               that person otherwise becomes aware of any facts relevant to the application of this Article (whether or not arising from a change of circumstances).

(b)                                 a person who is interested in shares comprised in Relevant Share Capital has a notifiable interest at any time when the aggregate nominal value of the shares in the Relevant Share Capital in which he has such interests is equal to or more than 3 per cent of the aggregate nominal value of that Relevant Share Capital;

119                           Any notification required by to be made by a member under Article [115] and Article [116] must be made in writing to the Company within the period of 2 days next following the day on which that obligation arises. To the extent a member is not lawfully able to make a notification under Article [116], such member shall use its reasonable endeavours to procure that the relevant person notifies his interests to the Company within such 2 day period or within such longer period as the Directors may allow.

120                           The notification shall specify the share capital of the Company to which it relates, and must also:

(a)                                 state the number of shares comprised in that share capital in which the person making the notification knows he (or any other relevant person) had interests immediately after the time when the obligation arose; or

(b)                                 in a case where the person making the notification (or any other relevant person) no longer has a notifiable interest in shares comprised in that share capital, state that he (or that other person) no longer has that interest.

121                           A notification (other than one stating that a person no longer has a notifiable interest) shall include the following particulars, so far as known to the person making the notification at the date when it is made:

(a)                                 the identity of each registered holder of shares to which the notification relates and the number of such shares held by each of them; and

(b)                                 the nature of the relevant interests in such shares.

122                           A person other than a depositary holding Relevant Share Capital for the purpose of enabling any shares or other securities of the Company to be traded in uncertificated form who has an interest in shares comprised in Relevant Share Capital or knows or becomes aware that any other person has an interest in shares so comprised of which he is the registered holder, that interest being notifiable, shall notify (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such other person shall notify) the Company in writing:

(a)                                 of any particulars in relation to those shares which are specified in Article [121]; and

(b)                                 of any change in those particulars

of which in either case he becomes aware at any time after any interest notification date and before the first occasion following that date on which he comes under any further obligation of disclosure with respect to his interest in shares comprised in that share capital. A notification required under this Article [122] shall be made within the period of 2 days next following the day on which it arises. The reference to an interest notification date, in relation to a person’s interest in shares comprised in the Company’s Relevant Share Capital, is to either (i) the date of any notification made or procured by him with respect to his or any other person’s interest under this Article or (ii) where he has failed to make, or procure the making of, a notification, the date on which the period allowed for making it came to an end.

123                           A person who at any time has a notifiable interest in shares is to be regarded under Article [122] as continuing to have a notifiable interest in them unless and until the registered holder of the shares in question comes under an obligation to make or use his reasonable endeavours to procure a notification stating that he (or any other relevant person) no longer has such an interest in those shares.

124                           Where a person authorises another (the agent) to acquire or dispose of, on his behalf, interests in shares comprised in the Relevant Share Capital, he shall secure that the agent notifies him immediately of acquisitions or disposals effected by the agent which will or may give rise to any obligation of disclosure imposed on him by this Article with respect to his interest in that share capital.

125                           If it shall come to the notice of the Board that any member has not, within the requisite period, made or, as the case may be, procured the making of any notification required by Article [115], Article [116] or Article [122], the Company may (in the absolute discretion of the Board) at any time thereafter give notice to such member and such notice shall have the same contents and effect, and be subject to the same provisions of these Articles as if it were a direction notice given under Article [102], provided that the provisions of Article [102(b)(ii)] shall not apply to any shares subject to such a direction notice.

126                           For the purposes of this Article [126], Article [115], Article [116] or Article [122], a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification whether following service of a notice in accordance with the Act or otherwise which either:

(a)                                 names such person as being so interested; or

(b)                                 (after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

PROXIES AND CORPORATE REPRESENTATIVES

127                           Invitations to appoint a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form as contemplated by these Articles or as the board may otherwise approve.  Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

128                           The appointment of a proxy shall be:

(a)                                 in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(A)                               in hard copy form; or

(B)                               in electronic form, to the electronic address provided by the Company for this purpose; or

(b)                                 in the case of a proxy relating to shares to which Article [128(a)] does not apply:

(i)                                     in any usual form or in any other form or manner of communication which the board may approve. Subject thereto, the appointment of a proxy may be:

(A)                               in hard copy form; or

(B)                               in electronic form, to the electronic address provided by the Company for this purpose.

129                           The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

130                           The board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

131                           Without prejudice to Article [78(b)] or to the third sentence of Article [89], the appointment of a proxy shall:

(a)                                 if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)                                     in the notice convening the meeting; or

(ii)                                  in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b)                                if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)                                     in the notice convening the meeting; or

(ii)                                  in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)                               in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)                              on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Statutes) in any such method of notification.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

132                           Any means of appointing a proxy which is authorised by or under this Article [132] shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe. Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means.  The board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant.  The board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

133                           Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)                                 the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)                                 that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

134                           Subject to Article [132], a proxy appointment which is not delivered or received in accordance with Article [131] shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

135                           A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

136                           The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

137                           Any corporation which is a member of the Company (in this Article [137] the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person to exercise a power in respect of the same shares:

(a)                                 if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)                                 if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

138                           The termination of the authority of a person to act as a proxy or duly authorized representative of a corporation does not affect:

(a)                                 whether he counts in deciding whether there is a quorum at a meeting;

(b)                                 the validity of anything he does as chairman of a meeting;

(c)                                  the validity of a poll demanded by him at a meeting; or

(d)                                 the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article [131(a)] or in electronic form received at the address specified by or on behalf of the Company in accordance with Article [131(b)], regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

139                           A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.

NUMBER OF DIRECTORS

140                           Subject to the provisions of Articles [142] and [143], the number of directors shall be as the board may determine from time to time, but shall be not less than two and no more than nine.

141                           If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but for no other purpose.  If there are no directors willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

APPOINTMENT OF DIRECTORS

142                           Immediately following the date of adoption of these Articles, the board shall consist of seven members, and, subject to Article [143] below, from the date of adoption of these Articles until the Majority Holder Date, the Company shall, and the Parent shall use its best efforts to, cause the board to consist of seven members, in each case as follows:

(a)                                 four Parent Directors (one or more of which may, but need not, at the discretion of the Parent, be Independent Directors); and

(b)                                 three Independent Directors (in addition to any Parent Directors who are also Independent Directors).

143                           At any time and from time to time until the Majority Holder Date, the Parent may elect to increase the size of the board from seven members to nine members by providing written notice to the chairman of the board. The Company shall cause the size of the board to be increased to nine members within ten (10) Business Days of receipt of such notice. Following an increase in the size of the board and until the Majority Holder Date, the Company shall, and the Parent shall use its best efforts to, cause the board to consist of nine members, provided that at least five of the members shall be Parent Directors (one or more of which may, but need not, at the discretion of the Parent, be Independent Directors).

144                           Notwithstanding the foregoing provisions of Articles [142] and [143], the Parent shall be entitled to appoint and remove a number of directors to be designated as Parent Directors, subject to the requirements of the NYSE, SEC and other applicable law and regulation, as follows:

(a)                                 until the Majority Holder Date, such number of directors on the board as provided in Articles [142] or [143], as applicable (or such lower number as the Parent may determine);

(b)                                 after the Majority Holder Date and until the First Threshold Date, (A) three directors, if there shall be at such time seven directors on the board, or (B) four directors, if there shall be at such time nine directors on the board;

(c)                                  after the First Threshold Date and until the Second Threshold Date, two directors;

(d)                                 after the Second Threshold Date and until the Third Threshold Date, one director; and

(e)                                  after the Third Threshold Date, no directors.

Any appointment or removal of a Parent Director by the Parent shall be made by notice in writing to the Company and such appointment or removal shall have effect from the later of the date of delivery of any such notice and the date (if any) specified for this purpose in any such notice. At such time (the Trigger Date) as the number of Directors that the Parent is entitled to appoint pursuant to this Article reduces, the Parent shall promptly remove or procure the resignation of the relevant number of Parent Directors from the board so as to cause the number of Directors then appointed by it to correspond with its then entitlement to appoint Directors (the Required Reduction). The Parent shall determine which of the Parent Directors appointed by it shall be so removed or resign but if the Parent has not removed or procured the resignation of the requisite number of Parent Directors within five days of the Trigger Date, the Parent (and in default of the Parent acting in accordance with this provision, the board) shall select the requisite number of and remove the most recently appointed Parent Director or Parent Directors as the case may be in order to achieve the Required Reduction and in the event that two or more such Parent Directors shall have been appointed on the same date, they shall be selected for this purpose in priority according to the alphabetical order of their surnames. In the event that any Parent Director shall be removed from office otherwise than by notice given pursuant to this Article, the board shall re-appoint such person as a Director as soon as reasonably practicable and in any event within two days following such removal under the power conferred on them in Article [150].

145                           Articles [168(h)] and [169] shall not apply to any Parent Director except as contemplated by Article [144]. The Directors shall exercise their powers pursuant to Article [168(h)] as necessary so as to create any vacancy required to enable the Parent to exercise its appointment rights pursuant to Article [144].

146                           Subject to the foregoing provisions of Articles [140] to [143] and Article [150], the directors shall be elected at each annual general meeting of the Company by ordinary resolution.

147                           Other than pursuant to Article [164] and subject to Article [145], each director elected shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article [144] above, or pursuant to any of Article [165], Article [167] Article [168] or Article [169], as applicable.

148                           No person shall be appointed a director at any general meeting unless:

(a)                                 he is recommended by the board or appointed by the Parent; or

(b)                                 notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article [95] and Article [97] (and, if applicable, section 338 of the Act) of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

149                           Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

150                           Subject to Articles [144] to [148] and Article [151], the Company may by ordinary resolution or by resolution of the board appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the relevant meeting.

151                           If at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a Director Resolution) that exceeds the total number of directors that may be appointed to the board at that meeting (the board Number), the persons that shall be appointed shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of directors so appointed equals the board Number, provided that this Article [151] shall not operate in any manner which is contrary to the rights of the Parent to appoint Parent Directors in accordance with Articles [142] to [145].

152                           Article [151] shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing director and appointment of a person instead of the person so removed, which pursuant to Article [169] and the Act shall be proposed as an ordinary resolution

153                           Subject to the rights of the Parent to appoint Parent Directors in accordance with Articles [142] to [145], the board may appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director, but so that the total number of directors shall not at any time exceed the maximum number fixed by these Articles. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for election, or until his earlier resignation or removal in accordance with Article [151], Article [165], Article [167], Article [168] or Article [169].

154                           A director shall not be required to hold any shares in the capital of the Company by way of qualification.

POWERS OF THE BOARD

155                           The board shall cause the business and affairs of the Company and all of its subsidiaries and other affiliates from time to time (the Group) to be managed and operated, and the Company shall be managed and operated, in accordance with the management policies, practices and procedures established and notified by OM plc to the Company prior to the adoption of this Article [155] for this purpose, as the same may be varied from time to time by OM plc by notice given in writing to the Company by or on behalf of OM plc for this purpose (the Policies). The board shall adopt and implement policies, practices and procedures in respect of the Group so as to give effect to the Policies.

156                           Subject to Article [155], the provisions of the Statutes and these Articles, any restrictions contained in the Shareholder Agreement and any directions given by special resolution, the business of the Company shall be managed by the board, which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article [156] shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

157                           The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

BORROWING POWERS

158                           Subject as provided in these Articles and subject to any restrictions contained in the Shareholder Agreement, the board may exercise all of the powers of the Company to borrow money, to indemnify and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or parts thereof, and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

CHANGE OF THE COMPANY’S NAME

159                           Subject to any restrictions contained in the Shareholder Agreement, the Company’s name may be changed by resolution of the board.

DELEGATION OF POWERS OF THE BOARD

160                           Subject to any rights and obligations set out in the Shareholder Agreement in relation to the constitution of any committees of the board, the board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

161                           The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article [161] may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

162                           The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the board) and for such period and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

163                           The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

FIXED TERM DIRECTORS

164                           Directors other than Parent Directors may be appointed to serve for a fixed term following which that director shall retire.

165                           A retiring director shall be eligible for re-election.  If he is not re-elected or deemed to be re-elected, he shall hold office until the next annual general meeting elects someone in his place or, if it does not do so, until the end of that meeting.

166                           If the Company at the meeting at which a director retires does not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and not passed.

RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

167                           A director may resign his office either by notice in writing submitted to the board or, if he shall in writing offer to resign, if the other directors resolve to accept such offer.

168                           A person ceases to be a director as soon as:

(a)                                 that person ceases to be a director by virtue of any provision of the Statutes or is prohibited from being a director by law or, if applicable, any provisions of the rules of the NYSE;

(b)                                 a bankruptcy order is made against that person;

(c)                                  a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)                                 a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)                                  by reason of that person’s health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)                                   that person is absent from meetings of the board for six consecutive months without permission of the board and the board resolves that his office be vacated;

(g)                                  that person dies; or

(h)                                 the board gives notice to such person that it has resolved that such person shall cease to be a director.

169                           Subject to the rights of Parent to appoint Parent Directors in accordance with Articles [142] to [145], the Company may, without prejudice to the provisions of the Statutes, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article [169] and no director proposed to be removed in accordance with this Article [169] has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article [169].

NON-EXECUTIVE DIRECTORS

170                           Subject to the provisions of the Statutes, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

171                           Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board, provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

172                           Any director who does not hold executive office with the Company and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine, provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual.

DIRECTORS’ EXPENSES

173                           The directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties as a director.

EXECUTIVE OFFICERS

174                           Subject to the provisions of the Statutes, the board may appoint one or more of its body or any other employee of the Company to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director or employee for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director or employee. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

175                           Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not be exempt from retirement by rotation, and if he ceases for any reason to hold the executive office by virtue of which he is termed an executive director, he shall offer to resign as a director in accordance with Article [167] and he shall cease to be a director if the other directors resolve to accept such offer.

176                           The emoluments of any director or employee holding executive office for his services as such shall be determined by the board, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of the NYSE in accordance with the NYSE Manual and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

ALTERNATE DIRECTORS

177                           Any director (other than an alternate director) may appoint another director, or any other person approved by the board, to be an alternate director and may at any time terminate that appointment by notice in writing. An alternate director shall not be required to hold any shares in the Company and shall not be counted in determining any maximum number of directors permitted by the Articles.

178                           Any appointment or removal of an alternate director shall be by notice in writing to the Company signed by the director making or revoking the appointment or in any other manner approved by the board.  A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the director giving the notice.

179                           An alternate director shall (subject to his giving to the Company a postal address and, if applicable, an address in relation to which electronic communications may be received by him) be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointer is a member, to attend and vote of any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointer in his absence.

180                           An alternate director shall automatically cease to be an alternate director if his appointer ceases to be a director or dies, but if a director retires by rotation or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his election. The appointment of an alternate director shall also automatically cease on the happening of any event which, if he were a director, would cause him to vacate office.

181                           Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.  An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office as alternate director, be entitled to receive any remuneration or fee from the Company. An alternate director shall be entitled to be indemnified by the Company, and receive the benefits of any insurance or agreement for the Company to incur directly costs in respect of any proceedings or investigation, to the same extent as if he were a director.

DIRECTORS’ INTERESTS

182                           Subject to the provisions of the Statutes, and provided that he has made the disclosures required by Article [183], a director notwithstanding his office may be a party to or otherwise directly or indirectly be interested in:

(a)                                 any transaction or arrangement with the Company or in which the Company is otherwise interested; or

(b)                                 a proposed transaction or arrangement with the Company.

183                           A director shall (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required), be required to disclose all interests whether or not material in any transaction or arrangement referred to in Article [182] and the declaration of interest must (in the case of a transaction or arrangement referred to in Article [182(a)]) and may (in the case of a transaction or arrangement referred to in Article [182(b)]), but need not, be made:

(a)                                 at a meeting of the directors; or

(b)                                 by notice to the directors in accordance with either (i) section 184 of the Act (notice in writing), or (ii) section 185 of the Act (general notice).

184                           The board may resolve that any situation referred to in Article [182] and disclosed to them under Article [183] shall also be subject to such terms as they may determine including, without limitation, the terms referred to in Articles [187(a) to 187(c)].

185                           For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)                                 the matter in question shall have been proposed in writing (giving full particulars of the relevant situation) for consideration at a meeting of the board, in accordance with the board’s normal procedures or in such other manner as the board may approve;

(b)                                any requirement as to quorum at the meeting of the board at which the matter is considered is met without counting the director in question or any other interested director; and

(c)                                  the matter was agreed to without the interested directors voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

186                           Any authorisation of a matter pursuant to Article [185] shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

187                           Any authorisation of a matter under Article [185] shall be subject to such terms as the board may determine, whether at the time such authorisation is given or (without prejudice to the permissibility of any prior actions of a director that were, at the time they were taken, in accordance with the authorisation as then in force) subsequently, and may be terminated or varied by the board at any time. Such terms may include, without limitation, terms that the relevant directors:

(a)                                 may, subject to Article [192], be required by the Company to maintain in the strictest confidence any confidential information relating to the Company which also relates to the situation as a result of which the conflict arises (the conflict situation);

(b)                                 may, subject to Article [194], be required by the Company not to attend any part of a meeting of the directors at which any matter which may be relevant to the conflict situation is to be discussed, and not to view any board papers relating to such matters; and

(c)                                  shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of the conflict situation.

188                           Notwithstanding any other provision of these Articles, no authorisation given in respect of any Parent Director may be revoked or amended to the extent that such authorisation was given on or before the date on which these Articles were adopted or relates to the relationship or connection of such Parent Director to Parent or any of its subsidiary undertakings.

189                           Subject to the provisions of the Statutes, and provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)                                 may be a party to, or otherwise interested in, any transaction, contract or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)                                 may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)                                  may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)                                     in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)                                  with which he has such a relationship at the request or direction of the Company.

190                           A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he (or any person connected with him) derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)                                 the acceptance, entry into or existence of which has been approved by the board pursuant to Article [185] (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)                                 which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article [189],

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

191                           A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article [191] applies only if the existence of that relationship has been approved by the board pursuant to Article [185] (provided that, notwithstanding any other Article, the board shall not be entitled to impose any term on such approval that would be inconsistent with the provisions of this Article [191], Article [192] or Article [194]). In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

(a)                                 to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)                                 to use or apply any such information in performing his duties as a director of the Company.

192                           Notwithstanding any other Article, each Parent Director shall be entitled to disclose to the Parent and its directors, officers and employees, any information regarding the Company regardless of how such Parent Director became aware of such information (including where he became so aware partly or wholly through the holding of office with, or performance of duties in respect of, the Company) and, to that extent, shall owe no duty of confidentiality to the Company regarding such information.

193                           Where the existence of a director’s relationship with another person has been authorised and approved by the board pursuant to Article [185] and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)                                 absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)                                 makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

194                           Notwithstanding any other Article, each Parent Director may vote and be counted in the quorum in respect of any matter considered by the board notwithstanding any conflict of interest that could potentially exist due to the relationship or connection of such Parent Director to Parent or any of its subsidiary or parent undertakings.  The previous sentence shall not apply in respect of any transaction or arrangement between Parent or any of its subsidiary or parent undertakings (other than the Company and any subsidiary undertaking thereof) and the Company not being a transaction or arrangement of the same general character as shall be entered into with the other shareholders of the Company generally, in respect of which each Parent Director (other than any Parent Director that is an Independent Director) shall not vote but may, if he wishes, be present at any board meeting regarding the same.

195                           Save as otherwise provided by these Articles, a director shall not vote at a meeting of the board or of any committee of the board or any resolution concerning a matter in which he has, directly or indirectly, an interest (other than by virtue of his interest in shares, debentures or other securities of or in or otherwise through the Company) which is material, or a duty which conflicts or can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest or duty arises only because one of the following applies (in which case he may vote and be counted in the quorum):

(a)                                 the resolution relates to the giving by him or any other person of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)                                 the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)                                  his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

(d)                                 the resolution relates to a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)                                  the resolution relates to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings, which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates;

(f)                                   the resolution relates to any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for, or for the benefit of, any of the directors or for persons who include the directors;

(g)                                  the resolution relates to a subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its subsidiary undertakings, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

(h)                                 the resolution relates to the giving to a director of an indemnity against liabilities incurred or to be incurred by that director in the execution and discharge of his duties; or

(i)                                     the resolution relates to the provision to a director of funds to meet expenditure incurred or to be incurred by that director in defending criminal or civil proceedings against him or in connection with any application under any of the provisions mentioned in section 205(5) of the Act or in respect of an investigation by any regulatory authority or otherwise enabling him to avoid incurring that expenditure or relates to entering or performing obligations under an agreement pursuant to which the Company incurs costs directly in respect of an action or proceeding taken by a third party against the director.

196                           The provisions of Articles [191 to 193] are without prejudice to any equitable principle or rule of law which may excuse the director from

(a)                                 disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)                                attending meetings or discussions or receiving documents and information as referred to in Article [192], in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

197                           For the purposes of Articles [182] to [184] inclusive:

(a)                                 an interest of a person who is, for the purpose of the Act (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a director shall be treated as an interest of the director and, in relation to an alternate director, an interest of his appointer shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director otherwise has; and

(b)                                 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

198                           The board may exercise the voting power conferred by the shares in any company held or owned by the Company in such matter and in all respects as it deems fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the remuneration to the directors of such company).

199                           A director shall be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

200                           If a question arises at a meeting of the board or of a committee of the board as to the rights of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting (or if the director concerned is the chairman, to the other directors at the meeting) and his meeting in relation to any director (or, as the case may be, the ruling of the majority of the directors in relation to the chairman) shall be final and conclusive.

GRATUITIES, PENSIONS AND INSURANCE

201                           The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

202                           Subject to the provisions of the Act, and without prejudice to the provisions of Articles [264] to [267], the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)                                 a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)                                 a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article [202] are or have been interested,

including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.

203                           No director or former director shall be accountable to the Company or the members liable to account for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company

204                           The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

205                           Subject to the provisions of these Articles and the Shareholder Agreement, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

206                           Subject to the Shareholder Agreement, the quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be a majority of the directors then in office. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

207                           The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

208                           The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office, provided that, until the Majority Holder Date, the Parent shall have the right to designate the chairman of the board. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

209                           All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, shall, as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

210                           A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board or committee of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)                                 a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Statutes for a document in the relevant form; and

(b)                                 the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

211                           Without prejudice to the first sentence of Article [205], a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

212                           The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

213                           Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

214                           If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

215                           Subject to the provisions of the Statutes, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

216                           The board shall cause minutes to be recorded for the purpose of:

(a)                                 all appointments of officers made by the board;

(b)                                 all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting; and

(c)                                  all resolutions of the Company.

217                           Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

218                           Any such minutes must be kept for the period specified in the Act.

THE SEAL

219                           The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one authorised person in the presence of a witness who attests the signature. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

220                           The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

221                           Subject to the provisions of the Statutes, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

222                           Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)                                 any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)                                 any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)                                  any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

223                           Subject to the provisions of the Statutes, the Company may by ordinary resolution declare that out of the profits available for distribution there be paid dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

224                           Subject to the provisions of the Statutes, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution and the position of the Company. If the share capital is divided into different classes, the board may:

(a)                                 pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)                                 pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

225                           Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

226                           Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article [226] as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

227                           A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate.  If the shares in respect of which any such proposed non-cash distribution is paid are uncertificated, any shares in the Company which are issued as non-cash consideration in respect of them must be uncertificated. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

228                           The board may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

229                           Any dividend or other monies payable in respect of a share may be paid:

(a)                                 in cash; or

(b)                                 by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)                                  by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;

(d)                                 if any share is in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of the Relevant System); or

(e)                                  by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Without prejudice to paragraph (d) of the foregoing, in respect of any shares in uncertificated form, such payment may include sending by the Company or any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing.

230                           If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)                                 pay any dividend or other monies payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)                                 for the purpose of Article [229], rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

231                           A cheque or warrant may be sent by post:

(a)                                 where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)                                 if two or more persons are the holders, to the registered address of the person who is first named in the Register; or

(c)                                  if a person is entitled by transmission to the share, as if it were a notice to be sent under Article [246]; or

(d)                                 in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

232                           Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article [229].

233                           No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

234                           Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article [234] in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

235                           Subject to any restrictions contained in the Shareholder Agreement, the board may in a manner consistent with the Policies (as defined in Article [155]) with the authority of an ordinary resolution of the Company:

(a)                                 subject to the provisions of this Article [235], resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)                                 appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)                                  apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article [235], only be applied in paying up shares to be allotted to members credited as fully paid;

(d)                                 allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)                                  where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)                                   authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)                                     the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)                                  the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g)                                  generally do all acts and things required to give effect to the ordinary resolution.

236                           The board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

RECORD DATES

237                           Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a)                                 fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)                                 for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting, changes to the Register after the time specified by virtue of this Article [237] shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)                                  for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the Register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

238                           Without prejudice to the provisions of the Shareholder Agreement, no member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

239                           Subject to the Statutes, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Statutes, be sent (which for the avoidance of doubt shall include where given in electronic form or by website communication) to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

240                           Subject to the Statutes, the requirements of Article [239] shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Statutes and any regulations made under the Statutes.

COMMUNICATIONS

241                           Any notice to be sent to or by any person pursuant to these Articles shall be in writing (which for the avoidance of doubt shall include where given in electronic form or by website communication).

242                           Subject to Article [241] and unless otherwise provided by these Articles, the Company shall send or supply any Shareholder Information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

243                           Subject to Article [242] and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any Shareholder Information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)                                 the determined form and means are permitted by the Statutes for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Statutes; and

(b)                                 unless the board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such Shareholder Information shall be authenticated in the manner specified by the Statutes for authentication of a document or information sent in the relevant form.

244                           In the case of joint holders of a share any Shareholder Information shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding and any Shareholder Information so sent shall be deemed for all purposes sent to all the joint holders.

245                           A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

246                           Shareholder Information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, Shareholder Information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

247                           Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been sent to a person from whom he derives his title.

248                           Proof that Shareholder Information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. Shareholder Information sent by the Company to a member by post shall be deemed to have been received:

(a)                                 if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted; or

(b)                                 in any other case, on the second day following that on which the document or information was posted.

249                           Shareholder Information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

250                           Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly supplied if sent by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and is deemed by the Statutes to have agreed) that the communication may be sent in that form and:

(a)                                 the notice or other Shareholder Information is sent using electronic means (as that term is used in Section 1168 of the Act) to such address (or to one of the addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so satisfied;

(b)                                 the notice or other Shareholder Information is sent in electronic form; and

(c)                                  in each case that person has not revoked the agreement.

251                           Subject to the provisions of the Statutes, any notice or Shareholder Information (excluding a share certificate) will be validly supplied if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be supplied to him in that manner and:

(a)                                 that person has not revoked the agreement;

(b)                                 that person is notified in a manner for the time being agreed for the purpose between that person and the Company of (i) the publication of the notice or other Shareholder Information on a website, (ii) the address of that website, and (iii) the place on that website where the notice of other Shareholder Information may be accessed and how it may be accessed;

(c)                                  the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act, provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

252                           Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

253                           A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)                                when the document or information was first made available on the website; or

(b)                                 if later, when the member is deemed by Article [250, 251 or 252] to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

254                           Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes), permit such notices to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communications shall be subject to any terms, limitations, conditions or restrictions that the board may from time to time prescribe.

255                           A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)                                 on at least two consecutive occasions; or

(b)                                 on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied.

DESTRUCTION OF DOCUMENTS

256                           The Company shall be entitled to destroy:

(a)                                 all instruments of transfer of shares in the Company which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six years from the date of registration;

(b)                                 all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of one year from the date of recording;

(c)                                  all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)                                 all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)                                  all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)                                   all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

257                           It shall conclusively be presumed in favour of the Company that:

(a)                                 every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article [256] was duly and properly made;

(b)                                 every instrument of transfer destroyed in accordance with Article [256] was a valid and effective instrument duly and properly registered;

(c)                                  every share certificate destroyed in accordance with Article [256] was a valid and effective certificate duly and properly cancelled; and

(d)                                 every other document destroyed in accordance with Article [256] was a valid and effective document in accordance with its recorded particulars in the books or records of the Company, but

(e)                                  the provisions of this Article [257] and Article [256] apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)                                   nothing in this Article [257] or Article [256] shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article [256] or in any other circumstances which would not attach to the Company in the absence of this Article or Article [256]; and

(g)                                  any reference in this Article [257] or Article [256] to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

258                           The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)                                 during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article [258] (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)                                 the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)                                  during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article [258] (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

259                           To give effect to any sale pursuant to Article [258], the board may (a) if the shares are in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer, or (b) where the shares are held in uncertificated form, in accordance with the Regulations, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer (including issuing a written notification to the Operator requiring the conversion of the shares into certificated form).

260                           An instrument of transfer executed by that person in accordance with Article [259] shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article [259(b)] shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

261                           The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

WINDING UP

262                           If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)                                 divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)                                 vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)                                  determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

263                           The power of sale of a liquidator shall include a power to sell wholly or partially shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

264                           Subject to the Act but without prejudice to any indemnity to which he may otherwise be entitled, the Company shall indemnify, out of the assets of the Company, any director of the Company or of any associated company against all losses, liabilities and expenditures which he may sustain or incur in the execution and discharge of the duties of his office or otherwise in relation thereto, provided that this Article [264] shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

265                           The Company may also indemnify, out of the assets of the Company, any director of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article [265] shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

266                           Subject to sections 205(2) to (4) of the Act, the Company may provide a director with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

267                           The Company may also provide a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

268                           For the purpose of Articles [264], [265], [266] and [267] the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company, as such terms are defined in the Act.

269                           Where any person becomes involved in a situation of any nature in connection with which the Company shall indemnify, may indemnify, may provide funds or may take or omit to take any action or enter into any arrangement which would enable a director to avoid incurring expenditure, in each case in accordance with any of Articles [264 to 268] above (the “Alternatives”), the Company may undertake to pay to any third party (as a direct and primary obligation of the Company to that third party) any expenses or costs in connection therewith to which any of the Alternatives could apply.

MANDATORY OFFER PROVISIONS

270                           The following terms used in Article [271] through Article [290] shall have the meanings set out in this Article:

City Code shall mean the City Code on Takeover and Mergers as promulgated by the Panel on Takeovers and Mergers, as amended from time to time, and the phrase Panel on Takeovers and Mergers shall mean the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC);

Control Shareholder means Parent or any of Parent’s subsidiary or parent undertakings;

Depositary means a depositary or custodian or other person approved by the board who holds shares in the Company under arrangements where either the depositary or some other person issues Depositary Receipts which evidence beneficial ownership of shares in the Company;

Depositary Receipts means the certificates issued by a Depositary to evidence shares;

271                           A person must not:

(a)                                 effect or purport to effect a Prohibited Acquisition (as defined in Article [280]), or

(b)                                 except as a result of a Permitted Acquisition (as defined in Article [277]):

(i)                                     whether by a series of transactions over a period of time or not, acquire an interest in shares which (taken together with shares in which persons determined by the board to be acting in concert with him or her are interested) carry 30 per cent. or more of the voting rights of the Company, or

(ii)                                  whilst he or she (together with persons determined by the board to be acting in concert with him or her) is interested in shares that in aggregate carry not less than 30 per cent. but not more than 50 per cent. of the voting rights of the Company, acquire, whether by himself or herself or with persons determined by the board to be acting in concert with him or her, an interest in any other shares that (taken together with any interests in shares held by persons determined by the board to be acting in concert with him or her) increases the percentage of shares carrying voting rights in which he or she is interested,

(each of (i) and (ii) a Limit).

272                           Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

273                           The board may do all or any of the following as it in its absolute discretion sees fit where it has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected:

(a)                                 require any member or person appearing or purporting to be interested in any shares of the Company or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide such information as the board considers appropriate to determine any of the matters under Articles [271 through 290] inclusive (including, without limitation, information regarding (i) any persons acting in concert with such member or other person, and (ii) any interests in shares of such member (or other person or any persons acting in concert with any of them)),

(b)                                 have regard to such public filings as it considers appropriate to determine any of the matters under Articles [271 through 290] inclusive,

(c)                                  make such determinations under Articles [271 through 290] inclusive as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions,

(d)                                 determine that the voting rights attached to such number of shares held by such persons as the board may determine to be held, or in which such persons are or may be interested, in breach of these Articles (for the purposes of Articles [271 through 290] inclusive, Excess Shares) are from a particular time incapable of being exercised for a definite or indefinite period,

(e)                                  determine that members shall not be entitled in respect of any Excess Shares to be present at meetings of the Company or any class of shareholders,

(f)                                   determine that no transfer of any certificated Excess Shares (other than Excess Shares held by a Depositary in its capacity as Depositary) to or from an affected member (or other person or any persons acting in concert with them) shall be registered,

(g)                                  determine that some or all of the Excess Shares will not carry any right to any dividends or other distributions or other amount payable in respect of the Excess Shares from a particular time for a definite or indefinite period, and

(h)                                 take such other action as it thinks fit for the purposes of Articles [271 through 290] inclusive including:

(i)                                     prescribing rules (not inconsistent with Articles [271 through 290] inclusive),

(ii)                                  setting deadlines for the provision of information,

(iii)                               drawing adverse inferences where information requested is not provided,

(iv)                              making determinations or interim determinations,

(v)                                 appointing an expert to advise the board on any issues arising from this Article including any questions of interpretation,

(vi)                              executing documents on behalf of a member,

(vii)                           converting any Excess Shares held in uncertificated form into certificated form, or vice-versa,

(viii)                        paying costs and expenses out of proceeds of sale, and

(ix)                              changing any decision or determination or rule previously made.

274                           For the purpose of enforcing the sanction in Article [273(f)], the board may give notice to the relevant member requiring the member to change the Excess Shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any Excess Shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may require the Operator to convert Excess Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member in accordance with the Regulations.

275                           Where any Excess Shares are held by any Depositary in its capacity as a Depositary, the provisions of Articles [271 through 290] shall be treated as applying only to such Excess Shares held by any such Depositary and not to any other shares held by the relevant Depositary.

276                           No Depositary shall be in breach of Article [271] or Article [272] or be an affected member for the purposes of Article [273] solely as a result of holding any shares (or interests in shares) in its capacity as a Depositary, provided that any shares held by any such Depositary may still be Excess Shares. Notwithstanding the preceding sentences, all interests in shares held by or on behalf of persons other than a Depositary with respect to shares held by such Depositary shall be taken into account for all purposes of Articles [271 through 290].

277                           An acquisition is a Permitted Acquisition (or, in the case of Article [277(c)], an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article [277(c)]) if:

(a)                                 the board consents to the acquisition or the acquisition is pursuant to an offer made by or on behalf of an acquirer that is recommended by the board, or

(b)                                 the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the board determines otherwise:

(i)                                     for all of the issued and outstanding shares of the Company (except not necessarily for those already held by the acquirer),

(ii)                                  in cash (or accompanied by a cash alternative),

(iii)                               at a price not less than the highest price at which the Offeror (or any person acting in concert with it) has acquired or been issued shares in the 12 month period prior to such offer being made,

(iv)                              with the offer being open for acceptances for at least 14 days after such offer becomes or is declared unconditional as to acceptances, and

(v)                                 otherwise in accordance with the provisions of the City Code (as if the City Code applied to the Company), or

(c)                                  the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(i)                                     no further acquisitions are made by the acquirer (or any persons determined by the board to be acting in concert with him or her) other than: (A) pursuant to a Mandatory Offer made in accordance with Article [277(c)(ii)] or (B) that are Permitted Acquisitions under Article [277(a)]  or (d), provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article [277(c)(ii)]) shall be or become, in any event, a Permitted Acquisition under this Article [277(c)] , and

(ii)                                  the acquirer makes, within 7 days of such breach, and does not subsequently withdraw, an offer which, except to the extent the board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the City Code (as if it so applied to the Company) (a Mandatory Offer), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article [277(c)]) also be Permitted Acquisitions, or

(d)                                 the acquisition was approved previously by an ordinary resolution passed by a general meeting of members if no votes are cast in favour of the resolution by:

(i)                                     the person proposing to make the acquisition and any persons determined by the board to be acting in concert with him or her, or

(ii)                                  the persons (if any) from whom the acquirer (together with persons determined by the board to be acting in concert with him or her) has agreed to acquire shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares by the acquirer or any persons determined by the board to be acting in concert with him or her.

278                           Unless the board determines otherwise, in the case of a Permitted Acquisition pursuant to Article [277(a)], [277(b)] or [277(c)] above, an offer must also be made in accordance with Rule 15 of the City Code (as if Rule 15 applied to the Company, but excluding Rule 15(b) which shall not apply to the Company).

279                           No acquisition of any interest in shares which would give rise to a requirement for an offer pursuant to Article [277(c)] may be made (and the board shall be entitled to refuse to register any transfer of shares effecting such acquisition) if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of shareholders of the offeror or upon any other conditions, consents or arrangements without the permission of the board.

280                           Unless: (a) the acquisition is a Permitted Acquisition; or (b) the board determines otherwise, an acquisition of an interest in shares is a Prohibited Acquisition if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisitions resulting in an obligation to offer a minimum level of consideration) or 11 (Nature of consideration to be offered) of the City Code would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rules 4, 5, 6, or 11 of the City Code.

281                           The board has full authority to determine the application of Articles [271 through 290] inclusive including as to the deemed application of relevant parts of the City Code (as if it applied to the Company). Such authority shall include all discretion vested in the Panel on Takeovers and Mergers (as if the City Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the board acting in good faith and on such grounds as the board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with Articles [271 through 290] inclusive.

282                           At all times when the Company is in an offer period pursuant to Article [277(c)] each member shall comply with the disclosure obligations set out in Rule 8 of the City Code as if the City Code applied to the Company provided that members shall make any required disclosures to the board of the Company on a private basis.

283                           If a person incurs an obligation to make an offer under Article [277(c)], the board may waive the requirement to make such an offer if sufficient interests in shares are disposed of within a limited period (being a maximum of 14 days) to persons unconnected with such person, so that the percentage of shares carrying voting rights in which the person, together with persons acting in concert with him or her, is interested is reduced to below 30 per cent. in a manner satisfactory to the board.

284                           A receiver, liquidator or administrator of a company, or any other insolvency or bankruptcy official, is not required to make an offer under Article [277(c)] when he acquires an interest in shares carrying 30 per cent. or more of the voting rights in the Company in his capacity as such, but Article [277(c)] shall for the avoidance of doubt apply to a purchaser from such a person.

285                           Any one of more of the directors may act as the attorney(s) of any member in relation to the execution of documents and other actions to be taken for the sale of Excess Shares determined by the board under Articles [271 through 290] inclusive.

286                           No nominee of an offeror or persons acting in concert with it may be appointed as a director, nor may an offeror or any persons acting in concert with it exercise the votes attaching to any shares until the relevant offer has been declared unconditional in all respects.

287                           If a director is affiliated with any offeror or persons acting in concert with it under Articles [271 through 290] inclusive, he or she shall forthwith vacate his or her office if his or her resignation is requested by notice tendered at a meeting of the board by a majority of the other directors who are not so affiliated. For the purposes of this Article [287], like notices signed by each such director shall be effective as a single notice signed by all such directors.

288                           If any provision under Articles [271 through 290] inclusive or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of Articles [271 through 290] inclusive. Each provision of Articles [271 through 290] inclusive is severable from every other provision of such Articles, and each part of each provision of such Articles is severable from every other part of such provision.

289                           Where used in Articles [271 through 290] inclusive, the phrases offer, interest in shares, acting in concert and voting rights shall have the meanings ascribed to them in the City Code.

290                           Articles [271 through 289] inclusive only apply whilst the City Code does not apply to the Company. Nothing in Articles [271 through 289] inclusive shall apply to any sale, transfer or grant of shares or any interest in shares by, or acquisition of shares or any interest in shares from a Control Shareholder, unless the Control Shareholder otherwise determines by notice in writing to the Company in any case, provided that such Control Shareholder has the right to sell shares pursuant to a Permitted Acquisition in the same manner as other members. Nothing in Articles [271 through 289] inclusive shall apply to any acquisition of shares or any interest in shares by a Control Shareholder.

DISPUTE RESOLUTION

291                           The courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the board or any of the directors or officers individually (or against any combination of the foregoing persons), arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

292                           In no situation shall any director or officer owe any duty of any nature whatsoever to any member (in that member’s capacity as such).

293                           Damages alone may not be an adequate remedy for any breach of Article [291] or Article [292], so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances each be available.

294                           The governing law of the Articles is the substantive law of England and these Articles shall be interpreted in accordance with English law.

295                           For the purposes of Articles [291 and 292]:

(a)                                 a dispute shall mean any dispute, controversy or claim,

(b)                                 references to Company shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time, and

(c)                                  director and officer shall be read so as to include each and any director and officer of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director or officer of the Company.